UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 24, 2018

Datawatch Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

4 Crosby Drive
Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement

Acquisition of Angoss Software

On January 30, 2018, Datawatch Corporation (“Datawatch”), through its newly incorporated and wholly-owned Canadian subsidiary, 2617421 ONTARIO INC. (the “Datawatch Subsidiary”), entered into a Share Purchase Agreement (the “Purchase Agreement”) for the purchase of all the outstanding capital stock of Angoss Software Corporation, a corporation existing under the laws of Ontario (“Angoss”), from the shareholders of Angoss (the “Angoss Shareholders”) for cash.

The Datawatch Subsidiary consummated the acquisition of the outstanding capital stock of Angoss on January 30, 2018 for $24,500,000 in cash, adjusted for net indebtedness and variance from target working capital. Datawatch and the Datawatch Subsidiary funded a portion of the purchase price in the acquisition with a term loan drawn under the new credit facility described below under the heading Loan Agreement.

The Purchase Agreement contains usual and customary covenants, indemnification provisions and representations and warranties that the parties to the Purchase Agreement made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for the purposes of the Purchase Agreement between the parties, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Purchase Agreement. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to Datawatch shareholders, and the representations and warranties may have been used for the purposes of allocating risk between the parties rather than establishing matters as facts.

The foregoing summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the complete text of the definitive agreement, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety. The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Angoss or any of the other parties thereto. Investors should read the Purchase Agreement together with the other information concerning Datawatch and Angoss that is publicly filed in reports and statements with the Securities and Exchange Commission.

Loan Agreement

On January 24, 2018, Datawatch entered into a Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (“Lender”). The Loan Agreement provides for a secured term loan facility in the aggregate principal amount of $10,000,000 (the “Term Loan”), which was advanced in full on January 26, 2018, and a secured revolving credit facility in the aggregate principal amount of $5,000,000 (the “Revolver” and, together with the Term Loan, the “Loans”), which Revolver was not drawn at closing. The Revolver may be used for working capital and general business purposes and the Term Loan will be used to fund a portion of the purchase price for the acquisition of all the outstanding capital stock of Angoss as described above under the heading Acquisition of Angoss Software.

Beginning on March 1, 2018, Datawatch must repay the Term Loan in equal monthly installments of principal based on a 48-month amortization schedule, plus accrued interest. The principal amount outstanding under the Term Loan accrues interest at a floating per annum rate equal to 1.00% above the prime rate. All outstanding principal and accrued and unpaid interest under the Term Loan is due and payable in full on January 24, 2021. Monthly interest payments associated with the Term Loan begin on February 1, 2018.

Subject to certain exceptions, Datawatch must pay a termination fee equal to 1.0% of the outstanding principal balance of the prepaid Term Loan if such prepayment occurs on or prior to January 24, 2019 or, if such prepayment occurs between January 25, 2019 and January 24, 2020, 0.50% of the outstanding principal balance of the prepaid Term Loan.

Any principal amounts outstanding from time to time under the Revolver will accrue interest at a floating per annum rate equal to 0.50% above the prime rate and will be due and payable on January 24, 2020. Availability under the Revolver is based on the amount of eligible accounts receivable from time to time.

Datawatch’s obligations under the Loan Agreement are secured by a security interest on substantially all of its assets, excluding intellectual property.

The Loan Agreement contains customary events of default including, among others, payment defaults, breaches of covenants defaults, a materially adverse change default, bankruptcy and insolvency defaults, judgement defaults, a subsidiary cash default and inaccuracies of representations and warranties defaults. Upon the occurrence and during the continuance of an event of default, Lender may declare all outstanding obligations to be immediately due and payable and exercise other rights and remedies provided for under the Loan Agreement. During the existence of an event of default, interest rates on the obligations could be increased to 5.0% above the otherwise applicable interest rate.

The foregoing summary of the Loan Agreement is not complete and is qualified in its entirety by reference to the complete text of the definitive agreement, which is filed as Exhibit 10.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 under the heading Acquisition of Angoss Software is incorporated herein by reference into this Item 2.01.

No material relationship exists between Datawatch, the Datawatch Subsidiary or their affiliates, on the one hand, and Angoss, the Angoss Shareholders or their affiliates, on the other hand, other than in respect of the Purchase Agreement and the other agreements and documents contemplated by the Purchase Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 under the heading Loan Agreement is incorporated herein by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On January 30, 2018, Datawatch issued a press release announcing the execution and closing of the acquisition of Angoss pursuant to the Purchase Agreement described above. The information contained in the press release, which is attached to this report as Exhibit 99.1, is incorporated by reference herein and is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

On January 30, 2018, Datawatch released a corporate presentation summarizing its acquisition of Angoss, dated January 30, 2018. The information contained in the corporate presentation, which is attached to this report as Exhibit 99.2, is incorporated by reference herein and is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

As of the date of filing this Current Report on Form 8-K, it is impracticable for Datawatch to provide the financial statements required by Item 9.01(a) of Form 8-K. In accordance with Item 9.01(a)(4) of Form 8-K, such financial statements will be filed by amendment to this Form 8-K no later than April 17, 2018.

(b)	Pro-Forma Financial Information.

As of the date of filing this Current Report on Form 8-K, it is impracticable for Datawatch to provide the pro forma financial information required by Item 9.01(b) of Form 8-K. In accordance with Item 9.01(b)(2) of Form 8-K, such financial information will be filed by amendment to this Form 8-K no later than April 17, 2018.

(d)	Exhibits

The following Exhibits are furnished as part of this report:

Exhibit No.	Description

2.1	Share Purchase Agreement by and among Angoss Software Company, 2617421 ONTARIO INC., Peterson Partners (BVI) VI, L.P. and the Persons listed on Schedule A and Schedule B attached thereto, dated January 30, 2018.*

* The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the United States Securities and Exchange Commission upon request.

10.1	Loan and Security Agreement by and between Datawatch Corporation and Silicon Valley Bank, dated as of January 24, 2018.

99.1	Press Release issued by Datawatch Corporation, dated January 30, 2018.

99.2	Corporate Presentation released by Datawatch Corporation, dated January 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

By:	/s/ James Eliason
	Name:	James Eliason
	Title:	Chief Financial Officer

Date: January 30, 2018

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Purchase Agreement by and among Angoss Software Company, 2617421 ONTARIO INC., Peterson Partners (BVI) VI, L.P. and the Persons listed on Schedule A and Schedule B attached thereto, dated January 30, 2018.*

* The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the United States Securities and Exchange Commission upon request.

10.1	Loan and Security Agreement by and between Datawatch Corporation and Silicon Valley Bank, dated as of January 24, 2018.

99.1	Press Release issued by Datawatch Corporation, dated January 30, 2018.

99.2	Corporate Presentation released by Datawatch Corporation, dated January 30, 2018.